Investor Contact	7930 Jones Branch Drive
Jill Chapman	McLean, VA 22102
+1 703 883 1000	ir.hilton.com

Media Contact
Kent Landers
+1 703 883 3246

Hilton Reports First Quarter Results

MCLEAN, VA (April 29, 2025) - Hilton Worldwide Holdings Inc. ("Hilton," "the Company," "we," "us" or "our") (NYSE: HLT) today reported its first quarter 2025 results. Highlights include:

•Diluted EPS was $1.23 for the first quarter, and diluted EPS, adjusted for special items, was $1.72

•Net income was $300 million for the first quarter

•Adjusted EBITDA was $795 million for the first quarter

•System-wide comparable RevPAR increased 2.5 percent, on a currency neutral basis, for the first quarter compared to the same period in 2024

•Approved 32,600 new rooms for development during the first quarter, bringing our development pipeline to 503,400 rooms as of March 31, 2025, representing growth of 7 percent from March 31, 2024

•Added 20,100 rooms to our system, resulting in 14,000 net additional rooms for the first quarter, contributing to net unit growth of 7.2 percent from March 31, 2024

•Repurchased 3.7 million shares of Hilton common stock during the first quarter; bringing total capital return, including dividends, to $927 million for the quarter and $1,157 million year to date through April

•Full year 2025 system-wide RevPAR is projected to be flat to an increase of 2.0 percent on a comparable and currency neutral basis compared to 2024; full year net income is projected to be between $1,707 million and $1,749 million; full year Adjusted EBITDA is projected to be between $3,650 million and $3,710 million

•Full year 2025 capital return is projected to be approximately $3.3 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We are pleased with our first quarter results, with strong bottom line performance, even with somewhat weaker macroeconomic conditions. Additionally, we expect our industry-leading brands and powerful commercial engines to continue to drive strong net unit growth. Overall, we remain optimistic about our growth opportunities and are well positioned to continue creating value for our stakeholders in 2025 and beyond."

For the three months ended March 31, 2025, system-wide comparable RevPAR increased 2.5 percent compared to the same period in 2024 due to increases in both occupancy and ADR. Management and franchise fee revenues increased 5.1 percent compared to the same period in 2024.

For the three months ended March 31, 2025, diluted EPS was $1.23 and diluted EPS, adjusted for special items, was $1.72, compared to $1.04 and $1.53, respectively, for the three months ended March 31, 2024. Net income and Adjusted EBITDA were $300 million and $795 million, respectively, for the three months ended March 31, 2025, compared to $268 million and $750 million, respectively, for the three months ended March 31, 2024.

Development

In the first quarter of 2025, we opened 186 hotels, totaling 20,100 rooms, resulting in 14,000 net room additions. We continued to grow our pipeline of lifestyle properties during the quarter, adding the Tempo by Hilton brand in the U.K., marking the brand's first hotel outside of the U.S., the first Tapestry Collection by Hilton and Curio Collection by Hilton hotels in Athens, Greece and Canopy by Hilton in Utah, representing the brand's first ski destination. In April 2025, we continued expanding our luxury brands, opening the Waldorf Astoria Osaka and the Waldorf Astoria Costa Rica Punta Cacique.

We added 32,600 rooms to the development pipeline during the first quarter, and, as of March 31, 2025, our development pipeline totaled 3,600 hotels representing 503,400 rooms throughout 123 countries and territories, including 27 countries and territories where we had no existing hotels. Additionally, of the rooms in the development pipeline, nearly half were under construction and more than half were located outside of the U.S.

Balance Sheet and Liquidity

As of March 31, 2025, we had $11.2 billion of debt outstanding, excluding the deduction for deferred financing costs and discount, with a weighted average interest rate of 4.77 percent. Excluding all finance lease liabilities, we had $11.1 billion of debt outstanding with a weighted average interest rate of 4.76 percent and no scheduled maturities until April 2027, other than $500 million of outstanding Senior Notes due May 2025. We believe that we have sufficient sources of liquidity and access to debt financing to address the repayment of the Senior Notes due May 2025, as well as all indebtedness that becomes due thereafter, at or prior to the respective maturity dates. As of March 31, 2025, no amounts were outstanding under our $2.0 billion senior secured revolving credit facility (the "Revolving Credit Facility"), which had an available borrowing capacity of $1,908 million after considering $92 million of outstanding letters of credit. In April 2025, we issued notice to borrow $500 million under the Revolving Credit Facility and plan to use the proceeds, together with available cash, to repay, at maturity, all $500 million in aggregate principal amount of the Senior Notes due May 2025, plus accrued and unpaid interest. Total cash and cash equivalents were $807 million as of March 31, 2025, including $76 million of restricted cash and cash equivalents.

In March 2025, we paid a quarterly cash dividend of $0.15 per share of common stock, for a total dividend payment of $37 million for the quarter. In April 2025, our board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on June 27, 2025 to holders of record of our common stock as of the close of business on May 23, 2025.

During the three months ended March 31, 2025, we repurchased 3.7 million shares of Hilton common stock at an average price per share of $242.92, for a total of $890 million, returning $927 million of capital to shareholders during the quarter including dividends.

The number of shares outstanding as of April 24, 2025 was 237.7 million. Total capital return year to date through April, including dividends, was $1,157 million.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through the first quarter but do not include the effect of potential share repurchases thereafter.

Full Year 2025

•System-wide comparable RevPAR, on a currency neutral basis, is projected to be flat to an increase of 2.0 percent compared to 2024.
•Diluted EPS is projected to be between $7.04 and $7.22.
•Diluted EPS, adjusted for special items, is projected to be between $7.76 and $7.94.
•Net income is projected to be between $1,707 million and $1,749 million.
•Adjusted EBITDA is projected to be between $3,650 million and $3,710 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are projected to be between $250 million and $300 million.
•Capital return is projected to be approximately $3.3 billion.
•General and administrative expenses are projected to be between $420 million and $430 million.
•Net unit growth is projected to be between 6.0 percent and 7.0 percent.

Second Quarter 2025

•System-wide comparable RevPAR, on a currency neutral basis, is projected to be roughly flat compared to the second quarter of 2024.
•Diluted EPS is projected to be between $1.88 and $1.94.
•Diluted EPS, adjusted for special items, is projected to be between $1.97 and $2.02.
•Net income is projected to be between $455 million and $469 million.
•Adjusted EBITDA is projected to be between $940 million and $960 million.

Conference Call

Hilton will host a conference call to discuss first quarter of 2025 results on April 29, 2025 at 9:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 8610548. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 9295017.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; the loss of key senior management personnel; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with conflicts in Eastern Europe and the Middle East; uncertainty resulting from U.S. and global political trends, tariffs and other policies, including potential barriers to travel, trade and immigration and other geopolitical events; and

our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 24 world-class brands comprising more than 8,600 properties and nearly 1.3 million rooms, in 139 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 3 billion guests in its more than 100-year history, was named the No.1 World's Best Workplace by Great Place to Work and Fortune and has been recognized as a global leader on the Dow Jones Sustainability Indices. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 218 million Hilton Honors members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, x.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenues
Franchise and licensing fees	$625	$571
Base and other management fees	88	106
Incentive management fees	72	70
Ownership(1)	234	255
Other revenues	46	50
	1,065	1,052
Cost reimbursement revenues(1)	1,630	1,521
Total revenues	2,695	2,573

Expenses
Ownership(1)	239	247
Depreciation and amortization	41	36
General and administrative	94	104
Other expenses	26	30
	400	417
Reimbursed expenses(1)	1,759	1,630
Total expenses	2,159	2,047

Gain on sales of assets, net	—	7

Operating income	536	533

Interest expense	(145)	(131)
Gain (loss) on foreign currency transactions	2	(1)
Other non-operating income (loss), net	17	(36)

Income before income taxes	410	365

Income tax expense	(110)	(97)

Net income	300	268
Net income attributable to redeemable and nonredeemable noncontrolling interests	—	(3)
Net income attributable to Hilton stockholders	$300	$265

Weighted average shares outstanding:
Basic	240	252
Diluted	243	255

Earnings per share:
Basic	$1.25	$1.05
Diluted	$1.23	$1.04

Cash dividends declared per share	$0.15	$0.15
____________
(1)During the three months ended March 31, 2025, we revised the captions for owned and leased hotels revenues and expenses to ownership revenues and expenses, respectively, and revised the captions for other revenues from managed and franchised properties and other expenses from managed and franchised properties to cost reimbursement revenues and reimbursed expenses, respectively. The significant accounting policies for revenues and expenses recognized in each respective line item did not change and are disclosed in Note 2: "Basis of Presentation and Summary of Significant Accounting Policies" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Prior period amounts are presented on the same basis as amounts for the three months ended March 31, 2025.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2025	vs. 2024		2025	vs. 2024	2025	vs. 2024

System-wide	66.8%	0.4%	pts.	$155.07	1.8%	$103.59	2.5%

Region
U.S.	67.7%	0.2%	pts.	$164.58	1.7%	$111.39	2.1%
Americas (excluding U.S.)	64.4	0.4		153.63	7.1	98.92	7.7
Europe	64.5	0.6		138.58	1.6	89.34	2.6
Middle East & Africa	70.8	2.1		202.79	5.3	143.55	8.5
Asia Pacific	64.1	0.8		107.09	(1.2)	68.69	—

Brand
Waldorf Astoria Hotels & Resorts	63.6%	4.5%	pts.	$563.13	3.0%	$358.33	10.7%
Conrad Hotels & Resorts	72.4	2.4		280.10	2.3	202.78	5.8
LXR Hotels & Resorts	48.0	1.5		381.63	1.5	183.30	4.7
Canopy by Hilton	68.0	3.2		214.96	2.0	146.12	7.0
Hilton Hotels & Resorts	66.2	0.7		189.68	2.2	125.57	3.4
Curio Collection by Hilton	68.3	3.4		232.85	1.1	159.12	6.4
DoubleTree by Hilton	63.7	0.2		139.71	1.7	89.01	2.0
Tapestry Collection by Hilton	61.9	1.4		173.43	2.2	107.41	4.5
Embassy Suites by Hilton	70.6	(0.3)		183.12	1.8	129.36	1.3
Motto by Hilton	76.8	4.0		167.79	3.6	128.86	9.4
Hilton Garden Inn	65.2	0.6		135.99	1.0	88.71	1.8
Hampton by Hilton	65.4	(0.2)		123.83	1.0	80.95	0.7
Tru by Hilton	67.0	0.8		123.01	0.7	82.36	1.9
Spark by Hilton	65.3	13.0		130.95	0.9	85.55	26.1
Homewood Suites by Hilton	75.0	(0.1)		152.43	0.9	114.33	0.7
Home2 Suites by Hilton	72.8	0.4		133.91	1.6	97.54	2.2

Segment
Management and franchise	66.8%	0.4%	pts.	$154.58	1.8%	$103.24	2.4%
Ownership(1)	67.7	0.2		195.71	3.5	132.49	3.9
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of March 31, 2025

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts	2	463	32	8,338	—	—	34	8,801
Conrad Hotels & Resorts	1	164	43	14,004	4	2,496	48	16,664
LXR Hotels & Resorts	—	—	7	1,155	8	1,464	15	2,619
NoMad	—	—	1	91	—	—	1	91
Signia by Hilton	—	—	4	2,797	—	—	4	2,797
Canopy by Hilton	—	—	12	2,033	32	5,731	44	7,764
Hilton Hotels & Resorts	44	14,979	302	128,655	271	83,415	617	227,049
Curio Collection by Hilton	—	—	26	6,009	153	27,969	179	33,978
Graduate by Hilton	—	—	—	—	35	5,883	35	5,883
DoubleTree by Hilton	—	—	169	45,913	523	109,940	692	155,853
Tapestry Collection by Hilton	—	—	5	694	154	17,669	159	18,363
Embassy Suites by Hilton	—	—	40	10,551	228	51,285	268	61,836
Tempo by Hilton	—	—	1	661	3	563	4	1,224
Motto by Hilton	—	—	—	—	8	1,727	8	1,727
Hilton Garden Inn	—	—	125	24,563	943	133,026	1,068	157,589
Hampton by Hilton	—	—	53	8,550	3,052	338,842	3,105	347,392
Tru by Hilton	—	—	—	—	292	28,449	292	28,449
Spark by Hilton	—	—	—	—	130	11,582	130	11,582
Homewood Suites by Hilton	—	—	8	1,020	537	61,530	545	62,550
Home2 Suites by Hilton	—	—	2	210	782	85,348	784	85,558
Strategic partner hotels(2)	—	—	—	—	449	21,585	449	21,585
Other(3)	—	—	3	1,087	13	3,343	16	4,430
Total hotels	47	15,606	833	256,331	7,617	991,847	8,497	1,263,784
Hilton Grand Vacations(4)	—	—	—	—	105	18,408	105	18,408
Total system	47	15,606	833	256,331	7,722	1,010,255	8,602	1,282,192

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
U.S.	—	—	187	81,233	5,773	742,500	5,960	823,733
Americas (excluding U.S.)	1	405	69	17,690	403	54,994	473	73,089
Europe	37	10,662	111	28,196	686	84,793	834	123,651
Middle East & Africa	3	1,376	112	31,075	34	5,128	149	37,579
Asia Pacific	6	3,163	354	98,137	721	104,432	1,081	205,732
Total hotels	47	15,606	833	256,331	7,617	991,847	8,497	1,263,784
Hilton Grand Vacations(4)	—	—	—	—	105	18,408	105	18,408
Total system	47	15,606	833	256,331	7,722	1,010,255	8,602	1,282,192
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.
(2)Includes hotels that are included in our booking channels and participate in the Hilton Honors guest loyalty program through strategic partnership arrangements.
(3)Includes other hotels in our system that are not distinguished by a specific Hilton brand.
(4)Includes properties under timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2025	2024	$	%
Capital expenditures for property and equipment(1)	$19	$16	3	18.8
Capitalized software costs(2)	21	18	3	16.7
Total capital expenditures	40	34	6	17.6
Contract acquisition costs, net of refunds	30	37	(7)	(18.9)
Total capital expenditures and contract acquisition costs	$70	$71	(1)	(1.4)
____________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $12 million and $8 million for the three months ended March 31, 2025 and 2024, respectively. Excludes expenditures for FF&E replacement reserves of $13 million and $11 million for the three months ended March 31, 2025 and 2024, respectively.
(2)Includes $20 million and $17 million of expenditures that were reimbursed to us by third parties for the three months ended March 31, 2025 and 2024, respectively.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Net income attributable to Hilton stockholders, as reported	$300	$265
Diluted EPS, as reported	$1.23	$1.04
Special items:
Cost reimbursement revenues(1)	$(1,630)	$(1,521)
Reimbursed expenses(1)	1,759	1,630
Loss on debt guarantees(2)	—	47
FF&E replacement reserves	13	11
Gain on sales of assets, net	—	(7)
Tax-related adjustments(3)	2	—
Other adjustments(4)	10	5
Total special items before taxes	154	165
Income tax expense on special items	(36)	(40)
Total special items after taxes	$118	$125

Net income, adjusted for special items	$418	$390
Diluted EPS, adjusted for special items	$1.72	$1.53
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amount includes losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating loss, net.
(3)Amount includes income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax expenses (benefits).
(4)Amount for the three months ended March 31, 2025 includes restructuring costs related to one of our leased properties, which were recognized in ownership expenses. Amount for the three months ended March 31, 2024 primarily relates to transaction costs incurred for acquisitions, which were recognized in general and administrative expenses. Amounts for both periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, which were recognized in other non-operating income (loss), net and the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc., which was recognized in depreciation and amortization expenses.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Net income	$300	$268
Interest expense	145	131
Income tax expense	110	97
Depreciation and amortization expenses	41	36
Gain on sales of assets, net	—	(7)
Loss (gain) on foreign currency transactions	(2)	1
Loss on debt guarantees(1)	—	47
FF&E replacement reserves	13	11
Share-based compensation expense	36	41
Amortization of contract acquisition costs	14	12
Cost reimbursement revenues(2)	(1,630)	(1,521)
Reimbursed expenses(2)	1,759	1,630
Other adjustments(3)	9	4
Adjusted EBITDA	$795	$750
____________
(1)Amount includes losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating loss, net.
(2)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(3)Amount for the three months ended March 31, 2025 includes restructuring costs related to one of our leased properties. Amount for the three months ended March 31, 2024 primarily relates to transaction costs incurred for acquisitions. Amounts for both periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, severance and other items.

	Three Months Ended
	March 31,
	2025	2024
Total revenues, as reported	$2,695	$2,573
Add: amortization of contract acquisition costs	14	12
Less: cost reimbursement revenues(1)	(1,630)	(1,521)
Total revenues, as adjusted	$1,079	$1,064

Net income	$300	$268
Net income margin	11.1%	10.4%

Adjusted EBITDA	$795	$750
Adjusted EBITDA margin	73.7%	70.4%
____________
(1)Amounts include revenues from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	March 31,	December 31,
	2025	2024
Long-term debt, including current maturities	$11,152	$11,151
Add: unamortized deferred financing costs and discount	82	85
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	11,234	11,236
Less: cash and cash equivalents	(731)	(1,301)
Less: restricted cash and cash equivalents	(76)	(75)
Net debt	$10,427	$9,860

	Three Months Ended		Year Ended	TTM Ended
	March 31,		December 31,	March 31,
	2025	2024	2024	2025
Net income	$300	$268	$1,539	$1,571
Interest expense	145	131	569	583
Income tax expense	110	97	244	257
Depreciation and amortization expenses	41	36	146	151
Loss (gain) on sales of assets, net	—	(7)	(5)	2
Loss (gain) on foreign currency transactions	(2)	1	12	9
Loss on debt guarantees(1)	—	47	50	3
FF&E replacement reserves	13	11	57	59
Share-based compensation expense	36	41	176	171
Amortization of contract acquisition costs	14	12	50	52
Cost reimbursement revenues(2)	(1,630)	(1,521)	(6,428)	(6,537)
Reimbursed expenses(2)	1,759	1,630	6,985	7,114
Other adjustments(3)	9	4	34	39
Adjusted EBITDA	$795	$750	$3,429	$3,474

Long-term debt				$11,152
Long-term debt to net income ratio				7.1

Net debt				$10,427
Net debt to Adjusted EBITDA ratio				3.0
____________
(1)Amount includes losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating loss, net.
(2)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(3)Amounts for the three months ended March 31, 2025 and year ended December 31, 2024 include restructuring costs related to certain leased properties. Amounts for the three months ended March 31, 2024 and year ended December 31, 2024 include transaction costs incurred for acquisitions. Amount for the year ended December 31, 2024 also includes losses for the full or partial settlement of certain pension plans as well as transaction costs incurred for the amendment of our senior secured term loan facility in June 2024. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	June 30, 2025
	Low Case	High Case
Net income attributable to Hilton stockholders	$454	$468
Diluted EPS(1)	$1.88	$1.94
Special items(2):
FF&E replacement reserves	$21	$21
Other adjustments	2	2
Total special items before taxes	23	23
Income tax expense on special items	(4)	(4)
Total special items after taxes	$19	$19

Net income, adjusted for special items	$473	$487
Diluted EPS, adjusted for special items(1)	$1.97	$2.02

	Year Ending
	December 31, 2025
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,702	$1,744
Diluted EPS(1)	$7.04	$7.22
Special items(2):
Cost reimbursement revenues	$(1,630)	$(1,630)
Reimbursed expenses	1,759	1,759
FF&E replacement reserves	73	73
Tax related adjustments	2	2
Other adjustments	16	16
Total special items before taxes	220	220
Income tax expense on special items	(47)	(47)
Total special items after taxes	$173	$173

Net income, adjusted for special items	$1,875	$1,917
Diluted EPS, adjusted for special items(1)	$7.76	$7.94
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	June 30, 2025
	Low Case	High Case
Net income	$455	$469
Interest expense	156	156
Income tax expense	193	199
Depreciation and amortization expenses	41	41
FF&E replacement reserves	21	21
Share-based compensation expense	56	56
Amortization of contract acquisition costs	13	13
Other adjustments(1)	5	5
Adjusted EBITDA	$940	$960

	Year Ending
	December 31, 2025
	Low Case	High Case
Net income	$1,707	$1,749
Interest expense	624	624
Income tax expense	706	724
Depreciation and amortization expenses	160	160
Gain on foreign currency transactions	(2)	(2)
FF&E replacement reserves	73	73
Share-based compensation expense	178	178
Amortization of contract acquisition costs	55	55
Cost reimbursement revenues	(1,630)	(1,630)
Reimbursed expenses	1,759	1,759
Other adjustments(1)	20	20
Adjusted EBITDA	$3,650	$3,710
____________
(1)See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended March 31, 2025, which is calculated as the three months ended March 31, 2025 plus the year ended December 31, 2024 less the three months ended March 31, 2024. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding our recent financial performance, and we view this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, our management uses TTM information to evaluate our financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items is calculated as net income (loss) attributable to Hilton stockholders, as reported, plus total special items after taxes. Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, our definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of our ongoing operations.

Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

Adjusted EBITDA is calculated as net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses, as well as gains, losses, revenues and expenses earned or incurred in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures, and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) cost reimbursement revenues and reimbursed expenses; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and cost reimbursement revenues.

We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. We also exclude items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of our operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of our ongoing operations. Further, Adjusted EBITDA excludes both cost reimbursement revenues and reimbursed expenses as we contractually do not operate the related programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures. The direct reimbursements from property owners are billable and reimbursable as the costs are incurred and have no net effect on net income (loss) in the reporting period. The indirect reimbursements from property owners are typically billed and collected monthly, based on the underlying hotel's sales or usage (e.g., gross room revenue or number of reservations processed), while the associated costs are recognized as incurred by Hilton, creating timing differences, with the net effect impacting net income (loss) in the reporting period. These timing differences are due to our discretion to spend in excess of revenues earned or less than revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our property owners. However, over the life of the operation of these programs, the expenses incurred related to the indirect reimbursements are designed to equal the revenues earned from the indirect reimbursements over time such that, in the long term, the programs will not earn a profit or generate a loss and do not impact our economics, either positively or negatively. Therefore, the net effect of our reimbursed revenues and expenses is not used by management to evaluate our operating performance, determine executive compensation or make other operating decisions, and we exclude their impact when evaluating period over period performance results.

Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing our results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income (Loss) Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income (loss) ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income (loss). Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. We believe net debt and net debt to Adjusted EBITDA ratio provide useful information about our indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

We define our comparable hotels as those that: (i) were active and operating in our system for at least one full calendar year, have not undergone a change in brand or ownership type during the current or comparable periods and were open January 1st of the previous year; and (ii) have not undergone large-scale capital projects, sustained substantial property damage, encountered business interruption or for which comparable results were not available. We exclude strategic partner hotels from our comparable hotels. Of the 8,497 hotels in our system as of March 31, 2025, 449 hotels were strategic partner hotels and 6,503 hotels were classified as comparable hotels. Our 1,545 non-comparable hotels as of March 31, 2025 included (i) 742 hotels that were added to our system after January 1, 2024 or that have undergone a change in brand or ownership type during the current or comparable periods reported and (ii) 803 hotels that were removed from the comparable group for the current or comparable periods reported because they underwent or are undergoing large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR are presented on a comparable basis, based on the comparable hotels as of March 31, 2025, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months ended March 31, 2025 and 2024 use foreign currency exchange rates for the three months ended March 31, 2025.

Pipeline

Rooms under construction include rooms for hotels under construction or operating hotels that are in the process of conversion to our system.